Equity Residential

First Quarter 2019

Earnings Release & Supplemental Financial Information

9305

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INVESTOR RELATIONS CONTACT:

Mr. Marty McKenna

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(312) 474-1300

Two North Riverside Plaza

Chicago, IL 60606

AXIS AT SHADY GROVE

Rockville, MD

Acquired Q2 2019

LEED Certified

First Quarter 2019 Results

Corporate Headquarters:
Two North Riverside Plaza
Chicago, IL 60606
(312) 474-1300

Information included in this supplemental package is unaudited.

NEWS RELEASE - FOR IMMEDIATE RELEASE

April 30, 2019

Equity Residential Reports First Quarter 2019 Results

Chicago, IL – April 30, 2019 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2019.  All per share results are reported as available to common shares/units on a diluted basis.

	Quarter Ended March 31,
	2019	2018	$ Change	% Change
Earnings Per Share (EPS)	$0.28	$0.57	$(0.29)	(50.9%)
Funds from Operations (FFO) per share	$0.81	$0.71	$0.10	14.1%
Normalized FFO per share	$0.82	$0.77	$0.05	6.5%

“We reported operating results that exceeded our expectations driven by strong demand across all our markets combined with reduced new supply in New York and Boston,” said Mark J. Parrell, Equity Residential’s President and CEO. “As we enter the busiest leasing period of the year, we are well positioned to deliver full year results near the top end of our guidance range if current trends continue. The strength of our business currently and our confidence in its long term prospects led our Board of Trustees to increase our common dividend by 5.1% in March 2019.”

Highlights

•	The Company produced same store revenue growth of 3.1% for the first quarter of 2019, which was above its expectations, with Physical Occupancy of 96.3% and Renewal Rate Achieved growth of 4.9%.

•	The Company produced Normalized FFO per share growth of 6.5% for the first quarter of 2019.

•	During the first quarter of 2019, the Company acquired three apartment properties, totaling 579 apartment units, for an aggregate purchase price of approximately $258.7 million.

Results Per Share

The change in EPS is due primarily to lower property sale gains in the first quarter of 2019, the various adjustment items listed on page 23 of this release and the items described below.

The per share change in FFO, as defined by Nareit (National Association of Real Estate Investment Trusts), is due primarily to the various adjustment items listed on page 23 of this release and the items described below.

The per share change in Normalized FFO is due primarily to:

Positive/(Negative) Impact
First Quarter 2019 vs. First Quarter 2018
Same Store Net Operating Income (NOI)	$0.03
Lease-Up NOI and other non-same store NOI	0.02
2019 and 2018 transaction activity impact on NOI	0.01
Other items, including corporate overhead [1]	(0.01)
Net	$0.05

1 Corporate overhead includes property management and general and administrative expenses.

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 25 through 29 of this release. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6, 26 and 27 of this release and the Company has included guidance for 2019 Normalized FFO per share on page 24 and 2019 FFO per share and 2019 EPS on page 27 of this release.

Same Store Results and Lease Pricing Statistics

The following table shows the increases in same store results for the first quarter 2019 compared to the first quarter 2018, which includes 74,166 apartment units. The Company’s Physical Occupancy was 96.3% for the first quarter of 2019 compared to 96.0% for the first quarter of 2018.

First Quarter 2019 vs.
First Quarter 2018
Revenues	3.1%
Expenses	4.4%
NOI	2.5%

The Company has added disclosure of Same Store Lease Pricing Statistics (New Lease Change and Renewal Rate Achieved) by market on page 13 of this release.

Investment Activity

The Company acquired three apartment properties during the first quarter of 2019, totaling 579 apartment units, for an aggregate purchase price of approximately $258.7 million at a weighted average Acquisition Capitalization Rate of 4.6%. The properties are located in Jersey City, NJ, Seattle and Denver.  Subsequent to the end of the first quarter, the Company acquired a 366-unit apartment property located in suburban Washington, D.C. for approximately $103.5 million at an Acquisition Capitalization Rate of 5.3%.

The Company did not sell any properties during the first quarter of 2019. Subsequent to the end of the first quarter, the Company sold a 266-unit apartment property located in New York City for approximately $237.5 million at a Disposition Yield of 4.4%.

Capital Markets Activity

On February 20, 2019, the Company closed a new $288.1 million secured loan. The loan has a 10 year term, is interest only and carries a fixed interest rate of 3.94%.

Second Quarter 2019 Guidance

The Company has established guidance ranges for the second quarter of 2019 EPS, FFO per share and Normalized FFO per share as listed below:

Q2 2019
Guidance
EPS	$0.80 to $0.84
FFO per share	$0.77 to $0.81
Normalized FFO per share	$0.82 to $0.86

The difference between the first quarter 2019 actual EPS of $0.28 and the second quarter 2019 EPS guidance midpoint of $0.82 is due primarily to higher expected property sale gains, offset by higher expected non-cash debt extinguishment costs and the items described below.

The difference between the first quarter 2019 actual FFO of $0.81 per share and the second quarter 2019 FFO guidance midpoint of $0.79 per share is due primarily to higher expected non-cash debt extinguishment costs and the items described below.

The difference between the first quarter 2019 actual Normalized FFO of $0.82 per share and the second quarter 2019 Normalized FFO guidance midpoint of $0.84 per share is due primarily to:

Positive/(Negative) Impact
Second Quarter 2019 vs. First Quarter 2019
Same Store NOI	$0.02
2019 and 2018 transaction activity impact on NOI	(0.01)
Corporate overhead	0.01
Net	$0.02

Second Quarter 2019 Earnings and Conference Call

Equity Residential expects to announce its second quarter 2019 results on Tuesday, July 30, 2019 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 31, 2019.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties located in urban and high-density suburban markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 310 properties consisting of 80,061 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco, Southern California and Denver.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, May 1, at 10:00 a.m. CT.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2019	2018
REVENUES
Rental income	$662,302	$632,831
Fee and asset management	192	185
Total revenues	662,494	633,016

EXPENSES
Property and maintenance	115,070	108,202
Real estate taxes and insurance	91,442	91,914
Property management	26,396	23,444
General and administrative	15,381	16,278
Depreciation	204,215	196,309
Total expenses	452,504	436,147

Net gain (loss) on sales of real estate properties	(21)	142,213

Operating income	209,969	339,082

Interest and other income	581	5,880
Other expenses	(3,275)	(3,441)
Interest:
Expense incurred, net	(94,938)	(116,104)
Amortization of deferred financing costs	(2,136)	(3,679)
Income before income and other taxes, income (loss) from investments in unconsolidated entities and net gain (loss) on sales of land parcels	110,201	221,738
Income and other tax (expense) benefit	(238)	(213)
Income (loss) from investments in unconsolidated entities	(707)	(977)
Net gain (loss) on sales of land parcels	1	—
Net income	109,257	220,548
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(3,919)	(8,059)
Partially Owned Properties	(799)	(680)
Net income attributable to controlling interests	104,539	211,809
Preferred distributions	(773)	(773)
Net income available to Common Shares	$103,766	$211,036

Earnings per share – basic:
Net income available to Common Shares	$0.28	$0.57
Weighted average Common Shares outstanding	369,558	367,800

Earnings per share – diluted:
Net income available to Common Shares	$0.28	$0.57
Weighted average Common Shares outstanding	385,184	383,018

Distributions declared per Common Share outstanding	$0.5675	$0.54

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2019	2018
Net income	$109,257	$220,548
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(799)	(680)
Preferred distributions	(773)	(773)
Net income available to Common Shares and Units	107,685	219,095

Adjustments:
Depreciation	204,215	196,309
Depreciation – Non-real estate additions	(1,182)	(1,145)
Depreciation – Partially Owned Properties	(903)	(1,032)
Depreciation – Unconsolidated Properties	922	1,148
Net (gain) loss on sales of real estate properties	21	(142,213)
FFO available to Common Shares and Units	310,758	272,162

Adjustments (see page 23 for additional detail):
Impairment – non-operating assets	—	—
Write-off of pursuit costs	1,448	931
Debt extinguishment and preferred share redemption (gains) losses	—	23,539
Non-operating asset (gains) losses	229	213
Other miscellaneous items	1,575	(3,239)
Normalized FFO available to Common Shares and Units	$314,010	$293,606

FFO	$311,531	$272,935
Preferred distributions	(773)	(773)
FFO available to Common Shares and Units	$310,758	$272,162
FFO per share and Unit – basic	$0.81	$0.71
FFO per share and Unit – diluted	$0.81	$0.71

Normalized FFO	$314,783	$294,379
Preferred distributions	(773)	(773)
Normalized FFO available to Common Shares and Units	$314,010	$293,606
Normalized FFO per share and Unit – basic	$0.82	$0.77
Normalized FFO per share and Unit – diluted	$0.82	$0.77

Weighted average Common Shares and Units outstanding – basic	382,477	380,663
Weighted average Common Shares and Units outstanding – diluted	385,184	383,018

Note: See page 23 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 25 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Land	$5,918,994	$5,875,803
Depreciable property	20,691,304	20,435,901
Projects under development	135,191	109,409
Land held for development	91,647	89,909
Investment in real estate	26,837,136	26,511,022
Accumulated depreciation	(6,900,496)	(6,696,281)
Investment in real estate, net	19,936,640	19,814,741
Investments in unconsolidated entities	62,853	58,349
Cash and cash equivalents	29,391	47,442
Restricted deposits	64,115	68,871
Right-of-use assets	434,683	—
Other assets	241,129	404,806
Total assets	$20,768,811	$20,394,209

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,671,491	$2,385,470
Notes, net	5,936,335	5,933,286
Line of credit and commercial paper	344,844	499,183
Accounts payable and accrued expenses	152,831	102,471
Accrued interest payable	74,028	62,622
Lease liabilities	282,237	—
Other liabilities	321,172	358,563
Security deposits	68,335	67,258
Distributions payable	218,471	206,601
Total liabilities	10,069,744	9,615,454

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	432,562	379,106
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of March 31, 2019 and December 31, 2018	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 370,462,401 shares issued and outstanding as of March 31, 2019 and 369,405,161 shares issued and outstanding as of December 31, 2018	3,705	3,694
Paid in capital	8,925,882	8,935,453
Retained earnings	1,155,032	1,261,763
Accumulated other comprehensive income (loss)	(75,013)	(64,986)
Total shareholders’ equity	10,046,886	10,173,204
Noncontrolling Interests:
Operating Partnership	225,081	228,738
Partially Owned Properties	(5,462)	(2,293)
Total Noncontrolling Interests	219,619	226,445
Total equity	10,266,505	10,399,649
Total liabilities and equity	$20,768,811	$20,394,209

Equity Residential Portfolio Summary As of March 31, 2019

			% of Stabilized	Average
		Apartment	Budgeted	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	70	15,968	18.4%	$2,572
Orange County	13	4,028	4.3%	2,215
San Diego	12	3,385	3.8%	2,373
Subtotal – Southern California	95	23,381	26.5%	2,481

San Francisco	55	13,424	20.5%	3,217
Washington DC	49	16,050	16.9%	2,401
New York	38	9,872	15.3%	3,874
Boston	25	6,641	10.1%	3,078
Seattle	42	8,612	9.7%	2,383
Denver	3	1,000	1.0%	2,261
Other Markets	1	136	—%	1,286
Total	308	79,116	100.0%	2,799

Unconsolidated Properties	2	945	—	—

Grand Total	310	80,061	100.0%	$2,799

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

1st Quarter 2019 Earnings Release	8

Equity Residential

Portfolio as of March 31, 2019

	Properties	Apartment Units

Wholly Owned Properties	290	75,419
Master-Leased Properties - Consolidated	1	162
Partially Owned Properties - Consolidated	17	3,535
Partially Owned Properties - Unconsolidated	2	945

	310	80,061

Portfolio Rollforward Q1 2019

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2018	307	79,482

Acquisitions:
Consolidated:
Rental Properties		2	305	$148,150	4.6%
Rental Properties – Not Stabilized (A)		1	274	$110,500	4.6%

	3/31/2019	310	80,061

(A)

The Company acquired one property in Denver in the first quarter of 2019 that was in the final stages of completing lease-up and is expected to stabilize in its second year of ownership at an Acquisition Cap Rate of 4.6%.

1st Quarter 2019 Earnings Release	9

Equity Residential

First Quarter 2019 vs. First Quarter 2018

Same Store Results/Statistics for 74,166 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2019	$622,603	$191,323	$431,280	$2,796	96.3%	9.9%
Q1 2018	$603,797	$183,181	$420,616	$2,721	96.0%	10.8%

Change	$18,806	$8,142	$10,664	$75	0.3%	(0.9%)

Change	3.1%	4.4%	2.5%	2.8%

First Quarter 2019 vs. Fourth Quarter 2018

Same Store Results/Statistics for 78,152 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2019	$656,208	$202,538	$453,670	$2,797	96.3%	10.0%
Q4 2018	$650,806	$193,415	$457,391	$2,784	96.2%	10.7%

Change	$5,402	$9,123	$(3,721)	$13	0.1%	(0.7%)

Change	0.8%	4.7%	(0.8)%	0.5%

Note:  See page 28 for reconciliations from operating income.

1st Quarter 2019 Earnings Release	10

Equity Residential First Quarter 2019 vs. First Quarter 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q1 2019 % of Actual NOI	Q1 2019 Average Rental Rate	Q1 2019 Weighted Average Physical Occupancy %	Q1 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,371	18.8%	$2,577	96.2%	11.5%	4.0%	7.6%	2.5%	4.2%	0.1%	(1.1%)
Orange County	4,028	4.6%	2,215	96.3%	10.5%	4.1%	1.9%	4.9%	3.9%	0.2%	0.7%
San Diego	3,385	4.0%	2,373	96.1%	12.1%	3.6%	2.7%	3.9%	3.4%	0.3%	(1.6%)
Subtotal – Southern California	22,784	27.4%	2,483	96.2%	11.4%	3.9%	6.2%	3.1%	4.0%	0.1%	(0.8%)

San Francisco	12,975	21.2%	3,190	96.6%	9.5%	3.8%	3.4%	3.9%	3.5%	0.2%	(1.0%)
Washington DC	15,666	17.6%	2,395	96.5%	8.3%	2.1%	2.3%	2.0%	1.7%	0.4%	(1.0%)
New York	9,501	15.5%	3,888	96.5%	7.9%	2.4%	7.8%	(1.2%)	1.6%	0.6%	(0.5%)
Boston	6,009	9.6%	3,060	95.8%	8.8%	3.6%	2.5%	4.0%	2.8%	0.3%	(0.3%)
Seattle	7,095	8.6%	2,308	96.2%	12.9%	2.2%	(2.3%)	4.0%	1.5%	0.5%	(1.3%)
Other Markets	136	0.1%	1,286	99.3%	14.7%	7.1%	12.5%	4.3%	6.4%	0.8%	2.9%

Total	74,166	100.0%	$2,796	96.3%	9.9%	3.1%	4.4%	2.5%	2.8%	0.3%	(0.9%)

1st Quarter 2019 Earnings Release	11

Equity Residential First Quarter 2019 vs. Fourth Quarter 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q1 2019 % of Actual NOI	Q1 2019 Average Rental Rate	Q1 2019 Weighted Average Physical Occupancy %	Q1 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,968	18.3%	$2,572	96.2%	11.6%	0.8%	3.9%	(0.6%)	0.8%	(0.1%)	(1.2%)
Orange County	4,028	4.3%	2,215	96.3%	10.5%	0.9%	2.8%	0.3%	0.6%	0.1%	0.0%
San Diego	3,385	3.8%	2,373	96.1%	12.1%	(0.1%)	1.5%	(0.7%)	(0.1%)	(0.2%)	(1.7%)
Subtotal – Southern California	23,381	26.4%	2,481	96.2%	11.5%	0.7%	3.5%	(0.4%)	0.6%	0.0%	(1.0%)

San Francisco	13,424	20.9%	3,217	96.6%	9.5%	1.4%	6.2%	(0.1%)	0.3%	1.0%	(1.5%)
Washington DC	15,666	16.8%	2,395	96.5%	8.3%	0.2%	4.4%	(1.5%)	0.2%	0.1%	(1.7%)
New York	9,741	15.1%	3,879	96.4%	7.9%	0.8%	6.8%	(3.1%)	0.8%	(0.2%)	0.4%
Boston	6,641	10.1%	3,078	95.8%	9.0%	0.5%	6.0%	(1.6%)	0.6%	(0.2%)	(0.4%)
Seattle	8,437	9.9%	2,363	96.3%	12.9%	1.3%	(0.4%)	1.9%	0.0%	0.3%	1.6%
Other Markets	862	0.8%	1,979	97.1%	13.0%	3.5%	(0.3%)	5.1%	1.7%	2.7%	0.2%

Total	78,152	100.0%	$2,797	96.3%	10.0%	0.8%	4.7%	(0.8%)	0.5%	0.1%	(0.7%)

1st Quarter 2019 Earnings Release	12

Equity Residential Same Store Lease Pricing Statistics by Market For 74,166 Same Store Apartment Units

	New Lease Change (1)		Renewal Rate Achieved (2)
Markets/Metro Areas	Q1 2019	Q1 2018	Q1 2019	Q1 2018

Los Angeles	0.3%	0.3%	5.4%	5.5%
Orange County	(0.8%)	(0.2%)	5.7%	6.2%
San Diego	(1.4%)	0.5%	5.2%	5.7%
Subtotal – Southern California	(0.1%)	0.3%	5.4%	5.7%

San Francisco	1.2%	(1.9%)	5.0%	3.9%
Washington DC	(2.6%)	(4.8%)	4.5%	4.0%
New York	(1.5%)	(5.0%)	4.1%	3.2%
Boston	(3.0%)	(4.2%)	5.1%	4.5%
Seattle	(1.2%)	(4.6%)	5.1%	5.7%

Total	(0.8%)	(2.6%)	4.9%	4.5%

(1)

New Lease Change – The change in rent for a lease with a new or transferring resident compared to the rent for the prior lease of the identical apartment unit, regardless of lease term and without concessions or discounts being applied.

(2)

Renewal Rate Achieved – The change in rent for a new lease on an apartment unit where the lease has been renewed as compared to the rent for the prior lease of the identical apartment unit, regardless of lease term.

1st Quarter 2019 Earnings Release	13

Equity Residential

First Quarter 2019 vs. First Quarter 2018

Same Store Operating Expenses for 74,166 Same Store Apartment Units

$ in thousands

	Actual Q1 2019	Actual Q1 2018	$ Change (1)	% Change	% of Actual Q1 2019 Operating Expenses

Real estate taxes	$80,239	$77,459	$2,780	3.6%	41.9%
On-site payroll	41,525	39,980	1,545	3.9%	21.7%
Utilities	26,186	25,799	387	1.5%	13.7%
Repairs and maintenance	23,444	21,752	1,692	7.8%	12.2%
Insurance	5,347	4,861	486	10.0%	2.8%
Leasing and advertising	2,423	2,499	(76)	(3.0%)	1.3%
Other on-site operating expenses	12,159	10,831	1,328	12.3%	6.4%

Same store operating expenses	$191,323	$183,181	$8,142	4.4%	100.0%

Note: See pages 25 through 29 for the definitions of non-GAAP financial measures and other terms.

(1)	The changes are due primarily to:

Real estate taxes – Increase below expectations.  Continue to experience growth across most markets, particularly New York.  Growth rate is lower than prior expectations due to lower than anticipated rates in Seattle and modestly favorable appeals activity.

On-site payroll – Increase in line with expectations.  Continue to experience payroll pressure given strong employment environment.

Utilities – Increase in line with expectations.

Repairs and maintenance – Growth driven primarily by minimum wage pressure on contract labor and various weather related repairs, particularly in California.

Insurance – Increase due to higher premiums on property insurance renewal due to challenging conditions in the insurance market.

Other on-site operating expenses – Increase primarily driven by higher ground lease costs due to a contractual revaluation at one property along with higher association fees.

1st Quarter 2019 Earnings Release	14

Equity Residential

Debt Summary as of March 31, 2019

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$2,671,491	29.8%	4.01%	6.9
Unsecured	6,281,179	70.2%	4.19%	9.3

Total	$8,952,670	100.0%	4.14%	8.6
Fixed Rate Debt:
Secured – Conventional	$2,170,926	24.2%	4.48%	4.8
Unsecured – Public	5,487,518	61.3%	4.39%	10.7

Fixed Rate Debt	7,658,444	85.5%	4.42%	9.0

Floating Rate Debt:
Secured – Conventional	6,259	0.1%	2.42%	5.4
Secured – Tax Exempt	494,306	5.5%	2.11%	15.3
Unsecured – Public (2)	448,817	5.0%	3.43%	0.2
Unsecured – Revolving Credit Facility (3)	—	—	3.25%	2.8
Unsecured – Commercial Paper Program (4)	344,844	3.9%	2.75%	—

Floating Rate Debt	1,294,226	14.5%	2.79%	6.2

Total	$8,952,670	100.0%	4.14%	8.6

(1)	Includes the effect of any derivative instruments and amortization of premiums/discounts/OCI on debt and derivatives. Weighted average rates are for the quarter ended March 31, 2019.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 0.125%).  Both the spread and the facility fee are dependent on the Company’s senior unsecured credit rating.  As of March 31, 2019, there were no borrowings outstanding under the facility and $6.7 million was restricted/dedicated to support letters of credit.  In addition, the Company limits its utilization of the facility in order to maintain liquidity to support its $500.0 million commercial paper program along with certain other obligations.  As a result, the Company had approximately $1.55 billion available under the facility at March 31, 2019.

(4)

The Company may borrow up to a maximum of $500.0 million under its commercial paper program subject to market conditions.  The notes bear interest at various floating rates.  At March 31, 2019, the weighted average maturity of commercial paper outstanding was 7 days.

Note:  The Company capitalized interest of approximately $1.2 million and $1.7 million during the quarters ended March 31, 2019 and 2018, respectively.

1st Quarter 2019 Earnings Release	15

Equity Residential

Debt Maturity Schedule as of March 31, 2019

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Coupons on Fixed Rate Debt (1)	Weighted Average Coupons on Total Debt (1)

2019	$5,212		$814,378	(2)	$819,590	9.1%	3.65%	3.06%
2020	1,128,592	(3)	700		1,129,292	12.5%	5.20%	5.20%
2021	927,506		600		928,106	10.3%	4.64%	4.64%
2022	265,341		800		266,141	3.0%	3.26%	3.26%
2023	1,326,800		4,800		1,331,600	14.7%	3.74%	3.73%
2024	1,272		10,900		12,172	0.1%	4.79%	1.95%
2025	451,334		13,200		464,534	5.1%	3.38%	3.33%
2026	593,424		14,500		607,924	6.7%	3.59%	3.54%
2027	401,468		15,600		417,068	4.6%	3.26%	3.19%
2028	901,540		48,580		950,120	10.5%	3.79%	3.68%
2029+	1,711,549		407,420		2,118,969	23.4%	4.33%	3.80%
Subtotal	7,714,038		1,331,478		9,045,516	100.0%	4.08%	3.88%
Deferred Financing Costs and Unamortized (Discount)	(55,594)		(37,252)		(92,846)	N/A	N/A	N/A

Total	$7,658,444		$1,294,226		$8,952,670	100.0%	4.08%	3.88%

(1)	Includes the effect of any derivative instruments. Weighted average coupons are as of March 31, 2019.
(2)	Includes $345.0 million in principal outstanding on the Company's commercial paper program.
(3)

Includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be repaid at par beginning July 1, 2019. The Company currently intends to prepay this mortgage loan on July 1, 2019.

1st Quarter 2019 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2019	2018
Debt to Adjusted Total Assets (not to exceed 60%)	34.3%	33.4%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	11.0%	9.0%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.60	4.48

Total Unencumbered Assets to Unsecured Debt (must be at least 125%)	395.4%	387.8%

Note: These selected covenants represent the most restrictive financial covenants relating to ERP Operating Limited Partnership's ("ERPOP") outstanding public debt securities.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	March 31,	December 31,
	2019	2018
Total debt to Normalized EBITDAre	5.36x	5.34x

Net debt to Normalized EBITDAre	5.33x	5.31x

Unencumbered NOI as a % of total NOI	81.0%	82.2%

Note: See page 22 for the Normalized EBITDAre reconciliations.

1st Quarter 2019 Earnings Release	17

Equity Residential

Capital Structure as of March 31, 2019

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$2,671,491	29.8%
Unsecured Debt			6,281,179	70.2%

Total Debt			8,952,670	100.0%	23.6%

Common Shares (includes Restricted Shares)	370,462,401	96.4%
Units (includes OP Units and Restricted Units)	13,852,371	3.6%

Total Shares and Units	384,314,772	100.0%
Common Share Price at March 31, 2019	$75.32
			28,946,589	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			28,983,869	100.0%	76.4%

Total Market Capitalization			$37,936,539		100.0%

Perpetual Preferred Equity as of March 31, 2019

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

1st Quarter 2019 Earnings Release	18

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	Q1 2019	Q1 2018

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	369,557,650	367,799,738
Shares issuable from assumed conversion/vesting of:
- OP Units	12,919,717	12,862,923
- long-term compensation shares/units	2,706,811	2,355,562

Total Common Shares and Units - diluted	385,184,178	383,018,223

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	369,557,650	367,799,738
OP Units - basic	12,919,717	12,862,923

Total Common Shares and OP Units - basic	382,477,367	380,662,661
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,706,811	2,355,562

Total Common Shares and Units - diluted	385,184,178	383,018,223

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	370,462,401	368,211,911
Units (includes OP Units and Restricted Units)	13,852,371	14,026,486

Total Shares and Units	384,314,772	382,238,397

1st Quarter 2019 Earnings Release	19

Equity Residential Development and Lease-Up Projects as of March 31, 2019 (Amounts in thousands except for project and apartment unit amounts)

			Total	Total	Total Book
		No. of	Budgeted	Book	Value Not			Estimated/Actual
		Apartment	Capital	Value	Placed in	Total	Percentage	Initial	Completion	Stabilization	Percentage	Percentage
Projects	Location	Units	Cost	to Date	Service	Debt	Completed	Occupancy	Date	Date	Leased	Occupied

Projects Under Development:
1401 E. Madison	Seattle, WA	137	$62,352	$40,525	$40,525	$—	54%	Q3 2019	Q3 2019	Q1 2020	—	—
249 Third Street	Cambridge, MA	84	51,447	30,365	30,365	—	51%	Q3 2019	Q4 2019	Q2 2020	—	—
West End Tower	Boston, MA	470	409,749	64,301	64,301	—	11%	Q2 2021	Q3 2021	Q1 2023	—	—

Projects Under Development		691	523,548	135,191	135,191	—

Completed Not Stabilized (A):
100K Apartments	Washington DC	222	88,023	84,792	—	—		Q3 2018	Q4 2018	Q4 2019	65%	53%

Projects Completed Not Stabilized		222	88,023	84,792	—	—

Total Development Projects		913	$611,571	$219,983	$135,191	$—

Land Held for Development		N/A	N/A	$91,647	$91,647	$—

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Budgeted Capital Cost	Q1 2019 NOI
Projects Under Development							$523,548	$—
Completed Not Stabilized							88,023	541
Total Development NOI Contribution							$611,571	$541

Note: All development projects are wholly owned by the Company.

(A)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

1st Quarter 2019 Earnings Release	20

Equity Residential Capital Expenditures to Real Estate For the Quarter Ended March 31, 2019 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units (1)	74,166	4,950	79,116

Building Improvements	$16,722	$1,316	$18,038	$225

Renovation Expenditures (2)	7,756	640	8,396	105

Replacements	7,320	264	7,584	99

Total Capital Expenditures	$31,798	$2,220	$34,018	$429

(1)	Total Apartment Units - Excludes 945 unconsolidated apartment units for which capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Renovation Expenditures on 550 same store apartment units for the quarter ended March 31, 2019 approximated $14,100 per apartment unit renovated.

1st Quarter 2019 Earnings Release	21

Equity Residential Normalized EBITDAre Reconciliations (Amounts in thousands)

Normalized EBITDAre Reconciliations for Page 17

	Trailing Twelve Months		2019	2018
	March 31, 2019	December 31, 2018	Q1	Q4	Q3	Q2	Q1
Net income	$573,901	$685,192	$109,257	$122,388	$223,846	$118,410	$220,548
Interest expense incurred, net	392,194	413,360	94,938	91,906	111,219	94,131	116,104
Amortization of deferred financing costs	9,767	11,310	2,136	2,256	3,276	2,099	3,679
Amortization of above/below market lease intangibles	4,392	4,392	1,098	1,098	1,098	1,098	1,098
Depreciation	793,631	785,725	204,215	201,856	194,618	192,942	196,309
Income and other tax expense (benefit)	903	878	238	111	280	274	213

EBITDA	1,774,788	1,900,857	411,882	419,615	534,337	408,954	537,951

Net (gain) loss on sales of real estate properties	(114,576)	(256,810)	21	24	(114,672)	51	(142,213)
Impairment – operating assets	702	702	—	—	702	—	—

EBITDAre	1,660,914	1,644,749	411,903	419,639	420,367	409,005	395,738

Write-off of pursuit costs (other expenses)	4,967	4,450	1,448	1,325	1,059	1,135	931
(Income) loss from investments in unconsolidated entities	3,397	3,667	707	674	985	1,031	977
Net (gain) loss on sales of land parcels	(988)	(987)	(1)	8	—	(995)	—
Insurance/litigation settlement or reserve income (interest and other income)	(7,928)	(13,286)	—	—	(7,400)	(528)	(5,358)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	5,189	6,862	250	(226)	4,202	963	1,923
Advocacy contributions (other expenses)	4,041	4,406	—	671	2,092	1,278	365
Other	1,731	237	1,325	382	(32)	56	(169)

Normalized EBITDAre	$1,671,323	$1,650,098	$415,632	$422,473	$421,273	$411,945	$394,407

Balance Sheet Items:	March 31, 2019	December 31, 2018

Total debt	$8,952,670	$8,817,939
Cash and cash equivalents	(29,391)	(47,442)
Mortgage principal reserves/sinking funds	(11,514)	(9,754)
Net debt	$8,911,765	$8,760,743

Note:

EBITDA, EBITDAre and Normalized EBITDAre do not include any adjustments for the Company’s share of partially owned unconsolidated entities or the minority partner’s share of partially owned consolidated entities due to the immaterial size of the Company’s partially owned portfolio.

1st Quarter 2019 Earnings Release	22

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Quarter Ended March 31,
	2019	2018	Variance

Impairment – non-operating assets	$—	$—	$—

Write-off of pursuit costs (other expenses)	1,448	931	517

Prepayment premiums/penalties (interest expense)	—	22,110	(22,110)
Write-off of unamortized deferred financing costs (interest expense)	—	1,580	(1,580)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	—	(151)	151
Debt extinguishment and preferred share redemption (gains) losses	—	23,539	(23,539)

Net (gain) loss on sales of land parcels	(1)	—	(1)
(Income) loss from investments in unconsolidated entities ─ non-operating assets	230	213	17
Non-operating asset (gains) losses	229	213	16

Insurance/litigation settlement or reserve income (interest and other income)	—	(5,358)	5,358
Insurance/litigation/environmental settlement or reserve expense (other expenses)	250	1,923	(1,673)
Advocacy contributions (other expenses)	—	365	(365)
Other	1,325	(169)	1,494
Other miscellaneous items	1,575	(3,239)	4,814

Adjustments from FFO to Normalized FFO	$3,252	$21,444	$(18,192)

Note: See pages 25 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

1st Quarter 2019 Earnings Release	23

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 25 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

	Q2 2019	Full Year 2019
(no change from previous Full Year 2019)
2019 Normalized FFO Guidance (per share diluted)

Expected Normalized FFO Per Share	$0.82 to $0.86	$3.34 to $3.44

2019 Same Store Assumptions

Physical Occupancy		96.2%
Revenue change		2.2% to 3.2%
Expense change		3.5% to 4.5%
NOI change (1)		1.5% to 3.0%

2019 Transaction Assumptions

Consolidated rental acquisitions		$700.0M
Consolidated rental dispositions		$700.0M
Transaction Accretion (Dilution)		(25 basis points)

2019 Debt Assumptions (2)

Weighted average debt outstanding		$8.8B to $9.0B
Weighted average interest rate (reduced for capitalized interest)		4.25%
Interest expense, net (on a Normalized FFO basis)		$374.0M to $382.5M
Capitalized interest		$4.5M to $8.5M

2019 Capital Expenditures to Real Estate Assumptions for Same Store Properties (3)

Capital Expenditures to Real Estate for Same Store Properties		$190.0M
Capital Expenditures to Real Estate per Same Store Apartment Unit		$2,600

2019 Other Guidance Assumptions

Property management expense		$96.0M to $98.0M
General and administrative expense		$49.0M to $51.0M
Interest and other income		$1.2M to $1.7M
Income and other tax expense		$0.7M to $1.2M
Debt offerings		$700.0M to $900.0M
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		385.1M

(1)	Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.
(2)

All 2019 debt assumptions are shown on a Normalized FFO basis and therefore exclude an approximately $16.8 million impact from anticipated debt extinguishment costs in connection with all planned debt repayment activities in 2019, all of which represents non-cash write-offs of unamortized debt discounts and deferred financing costs.

(3)

During 2019, the Company expects to spend approximately $40.0 million for apartment unit Renovation Expenditures on approximately 3,000 same store apartment units at an average cost of approximately $13,300 per apartment unit renovated, which is included in the Capital Expenditures to Real Estate assumptions noted above.

1st Quarter 2019 Earnings Release	24

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Financial Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other real estate investment trusts (“REIT”) and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other measurement of performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all periods presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Budgeted Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Budgeted Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sales price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

1st Quarter 2019 Earnings Release	25

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

EBITDA for Real Estate and Normalized EBITDA for Real Estate:

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) – The National Association of Real Estate Investment Trusts (“Nareit”) defines EBITDAre (September 2017 White Paper) as net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Normalized Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Normalized EBITDAre”) – Represents net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for non-comparable items.  Normalized EBITDAre, total debt to Normalized EBITDAre and net debt to Normalized EBITDAre are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDAre, total debt to Normalized EBITDAre, and net debt to Normalized EBITDAre are useful to investors, creditors and rating agencies because they allow investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Economic Gain (Loss) – Economic Gain (Loss) is calculated as the net gain (loss) on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain (Loss) to be an appropriate supplemental measure to net gain (loss) on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, renovation, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain (loss) on sales of real estate properties in accordance with GAAP to Economic Gain (Loss):

Quarter Ended March 31, 2019

Net Gain (Loss) on Sales of Real Estate Properties	$(21)
Accumulated Depreciation Gain	—

Economic Gain (Loss)	$(21)

FFO and Normalized FFO:

Funds From Operations (“FFO”) – Nareit defines FFO (December 2018 White Paper) as net income (computed in accordance with GAAP), excluding gains or losses from sales and impairment write-downs of depreciable real estate and land when connected to the main business of a REIT, impairment write-downs of investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and depreciation and amortization related to real estate. Adjustments for partially owned consolidated and unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses from sales and impairment write-downs of depreciable real estate and excluding depreciation related to real estate (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment;
•	pursuit cost write-offs;

1st Quarter 2019 Earnings Release	26

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

•	gains and losses from early debt extinguishment and preferred share redemptions;
•	gains and losses from non-operating assets; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 6 and 23 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual	Actual	Expected	Expected
	Q1 2019	Q1 2018	Q2 2019	2019
	Per Share	Per Share	Per Share	Per Share
EPS – Diluted	$0.28	$0.57	$0.80 to $0.84	$1.94 to $2.04
Depreciation expense	0.53	0.51	0.52	2.04
Net (gain) loss on sales	—	(0.37)	(0.55)	(0.72)
Impairment – operating assets	—	—	—	—

FFO per share – Diluted	0.81	0.71	0.77 to 0.81	3.26 to 3.36

Impairment – non-operating assets	—	—	—	—
Write-off of pursuit costs	—	—	—	0.01
Debt extinguishment and preferred share redemption (gains) losses	—	0.06	0.04	0.05
Non-operating asset (gains) losses	—	—	—	—
Other miscellaneous items	0.01	—	0.01	0.02

Normalized FFO per share – Diluted	$0.82	$0.77	$0.82 to $0.86	$3.34 to $3.44

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

1st Quarter 2019 Earnings Release	27

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 10):

	Quarter Ended March 31,
	2019	2018
Operating income	$209,969	$339,082
Adjustments:
Fee and asset management revenue	(192)	(185)
Property management	26,396	23,444
General and administrative	15,381	16,278
Depreciation	204,215	196,309
Net (gain) loss on sales of real estate properties	21	(142,213)
Total NOI	$455,790	$432,715
Rental income:
Same store	$622,603	$603,797
Non-same store/other	39,699	29,034
Total rental income	662,302	632,831
Operating expenses:
Same store	191,323	183,181
Non-same store/other	15,189	16,935
Total operating expenses	206,512	200,116
NOI:
Same store	431,280	420,616
Non-same store/other	24,510	12,099
Total NOI	$455,790	$432,715

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2018 and 2019, plus any properties in lease-up and not stabilized as of January 1, 2018.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Operating Expenses:

On-site payroll – Includes payroll and related expenses for on-site personnel including property managers, leasing consultants, and maintenance staff.

Other on-site operating expenses – Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Repairs and maintenance – Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

Utilities – Represents gross expenses prior to any recoveries under the Resident Utility Billing System (“RUBS”). Recoveries are reflected in rental income.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2018, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized Budgeted NOI – Represents budgeted 2019 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated remaining cost for projects under development and/or developed plus all capitalized costs incurred to date, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

1st Quarter 2019 Earnings Release	28

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Transaction Accretion (Dilution) – Represents the spread between the Acquisition Cap Rate and the Disposition Yield.

Turnover – Total residential move-outs (including inter-property and intra-property transfers) divided by total residential apartment units.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s property management expense, general and administrative expense or interest expense (including loan assumption costs and other loan-related costs).  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, renovation, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

1st Quarter 2019 Earnings Release	29